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                                                                        FORM 10K
                                                                      EXHIBIT 11
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:


- ----------------------------------------------------------------------
                                            Year Ended December 31,
(in thousands, except per share amounts)     1995     1994      1993
- ----------------------------------------------------------------------
NET INCOME:                                $33,596   $29,414   $25,770
                                           =======   =======   =======
PRIMARY EARNINGS PER SHARE:
Actual average shares outstanding           14,213    14,096    13,351
Net effect of the assumed exercise of
stock options -- based on the treasury
stock method using average market price
for the period                                 362       367       373
                                           -------   -------   -------
Pro forma average shares outstanding        14,575    14,463    13,724
                                           =======   =======   =======
Net Income Per Common Share:               $  2.31   $  2.03   $  1.88
                                           =======   =======   =======
FULLY DILUTED EARNINGS PER SHARE:
Actual average shares outstanding           14,213    14,096    13,351
Net effect of the assumed exercise of
stock options -- based on the treasury
stock method using year end market
price                                          399       416       438
                                           -------   -------   -------
Pro forma average shares outstanding        14,612    14,512    13,789
                                           =======   =======   =======
Net Income Per Common Share:               $  2.30   $  2.03   $  1.87
                                           =======   =======   =======





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